     As filed with the Securities and Exchange Commission on March 21, 2000

                                                       Registration No. 33-97888
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                      HEALTHCARE REALTY TRUST INCORPORATED

             (Exact Name of Registrant as Specified in Its Charter)

             MARYLAND                                    62-1507028
  (State or Other Jurisdiction of                     (I.R.S. Employer
  Incorporation or Organization)                   Identification Number)

                              3310 WEST END AVENUE
                                  FOURTH FLOOR
                           NASHVILLE, TENNESSEE 37203
                                 (615) 269-8175

               (Address, Including Zip Code, and Telephone Number
        Including Area Code, of Registrant's Principal Executive Offices)

                                 DAVID R. EMERY
                      HEALTHCARE REALTY TRUST INCORPORATED
                              3310 WEST END AVENUE
                                  FOURTH FLOOR
                           NASHVILLE, TENNESSEE 37203
                                 (615) 269-8175

            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent for Service)

                              --------------------

                                   COPIES TO:

                             THEODORE W. LENZ, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS,
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                           NASHVILLE, TENNESSEE 37219
                                 (615) 244-6380

                              --------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
Registration No. 33-97888

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                   Title of Each Class of                                Proposed Maximum Aggregate            Amount of
                 Securities to be Registered                                   Offering Price               Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock (par value $.01 per share),
    Common Stock Warrants and Common Stock (par value $.01 per share)            $250,000,000                  $86,207(1)
------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock (par value $.01 per share),
    Common Stock Warrants and Common Stock (par value $.01 per share)            $26,176,088                    $6,911(2)
==============================================================================================================================

(1) Previously registered under Registration Statement No. 33-97888. Registration fee of $86,207 previously paid in conjunction therewith.
(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information in the Registration Statement on Form S-3, including exhibits thereto, filed by Healthcare Realty Trust Incorporated with the Securities and Exchange Commission (Registration No. 33-97888) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 15, 2000.

                                       HEALTHCARE REALTY TRUST
                                       INCORPORATED

                                       By:  /s/ David R. Emery
                                            -----------------------------------
                                            David R. Emery
                                            Chairman of the Board and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David R. Emery and Timothy G. Wallace, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                                         TITLE                                DATE
----                                                         -----                                ----
/s/ David R. Emery                                Chairman of the Board, President            March 15, 2000
----------------------------------------    (Principal Executive Officer) and Director
David R. Emery

/s/ Timothy G. Wallace                           Executive Vice President and Chief           March 15, 2000
----------------------------------------    Financial Officer (Principal Financial and
Timothy G. Wallace                                      Accounting Officer)

/s/ Roger O. West                               Executive Vice President and General          March 15, 2000
----------------------------------------                     Counsel
Roger O. West

/s/ Fredrick M. Langreck                              Treasurer and Comptroller               March 15, 2000
----------------------------------------
Fredrick M. Langreck

/s/ Errol L. Biggs, Ph.D.                                     Director                        March 15, 2000
----------------------------------------
Errol L. Biggs, Ph.D.

/s/ Thompson S. Dent                                          Director                        March 15, 2000
----------------------------------------
Thompson S. Dent

/s/ Charles Raymond Fernandez, M.D.                           Director                        March 15, 2000
----------------------------------------
Charles Raymond Fernandez, M.D.

/s/ Batey M. Gresham, Jr.                                     Director                        March 15, 2000
----------------------------------------
Batey M. Gresham, Jr.

/s/ Marliese E. Mooney                                        Director                        March 15, 2000
----------------------------------------
Marliese E. Mooney

/s/ Edwin B. Morris III                                       Director                        March 15, 2000
----------------------------------------
Edwin B. Morris III

/s/ John Knox Singleton                                       Director                        March 15, 2000
----------------------------------------
John Knox Singleton

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
-------           -----------------------
     5.1     --   Opinion of Waller Lansden Dortch & Davis, A Professional Limited
                  Liability Company
    23.1     --   Consent of Waller Lansden Dortch & Davis (included in its opinion filed as Exhibit 5.1)
    23.2     --   Consent of Ernst & Young, LLP (filed as Exhibit 23 to the Company's
                  Form 10-K for the year ended December 31, 1999 and hereby
                  incorporated by reference)
    24.1     --   Power of Attorney (set forth on page II-1)